ACRES Commercial Realty Corp. Third Quarter 2021 Earnings Presentation November 4, 2021 Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are not historical facts but rather are based on our current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this presentation. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “target,” and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including, but not limited to: ACRESREIT.COM 2 changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy; increased rates of default and/or decreased recovery rates on our investments; the performance and financial condition of our borrowers; the cost and availability of our financings, which depend in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions; the availability and attractiveness of terms of additional debt repurchases; availability, terms and deployment of short-term and long-term capital; availability of, and ability to retain, qualified personnel; changes in our business strategy; availability of investment opportunities in commercial real estate-related and commercial finance assets; the degree and nature of our competition; the resolution of our non-performing and sub-performing assets; The outbreak of widespread contagious disease, such as the novel coronavirus, COVID-19; our ability to comply with financial covenants in our debt instruments; the adequacy of our cash reserves and working capital; the timing of cash flows, if any, from our investments; unanticipated increases in financial and other costs, including a rise in interest rates; our ability to maintain compliance with over-collateralization and interest coverage tests in our CDOs and/or CLOs; our dependence on ACRES Capital, LLC, our “Manager”, and ability to find a suitable replacement in a timely manner, or at all, if our Manager or we were to terminate the management agreement; environmental and/or safety requirements; our ability to satisfy complex rules in order for us to qualify as a REIT, for federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and other factors discussed under Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and those factors that may be contained in any subsequent filing we make with the Securities and Exchange Commission.

Forward Looking Statements (continued) ACRESREIT.COM 3 We undertake no obligation, and specifically disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this presentation might not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements. Past performance is not indicative of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. This presentation contains information regarding financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), which management believes is relevant to assessing ACRES Commercial Realty Corp.’s (“ACR’s” or the “Company’s”) financial performance. Please refer to page 25 for the reconciliation of Net (Loss) Income, a GAAP financial measure, to Core Earnings, a Non-GAAP financial measure. Unless otherwise indicated, information included in this presentation is as of or for the period ended September 30, 2021. No Offer or Sale of Securities This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of any offer to buy any securities of ACR or any other entity. Any offering of securities would be made pursuant to separate documentation and any such securities would not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Third Quarter 2021 Highlights[1]

➤ Approximately **$1.1 billion** of CRE[2] loan originations for the nine months ended September 30, 2021

Growth in CRE Loan Originations	GAAP Net Loss[2]	Robust Liquidity at October 31, 2021
$468M of CRE loan originations were closed	**$(1.03)** per share-diluted, including $0.94 of non-recurring debt extinguishment losses and $0.14 of additional dividend expenses on a full quarter's accrual of Series D Pref. Stock[2] dividends, compared to the second quarter	**$201M** of net liquidity, including unrestricted cash, CRE term facility and senior secured financing facility[2] unfinanced proceeds and 12.00% Senior Unsecured Notes[2] availability

Sale of New Senior Unsecured Notes	Reduced Weighted Average Cost of Corp. Debt	Significant Non-Recourse, Non-MTM Financing
$150M of 5.75% Senior Unsecured Notes due 2026 were sold in August. The proceeds were used to complete financing transactions[i] and for loan originations and general corporate purposes	**88 bps** reduction in the weighted average cost of corporate debt at September 30, 2021 as compared to June 30, 2021	**73%** of asset-specific borrowings comprised non-recourse, non-mark-to-market CLO[2] notes at September 30, 2021

i. ACR used the proceeds, in part, to fully redeem the 12.00% Senior Unsecured Notes in August 2021 and to partially repurchase a total of $56M of principal of the 4.50% Convertible Senior Notes[2] in August and September 2021.

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Results for Quarter and Nine Months Ended September 30, 2021

Three and Nine Months Ended Sep. 30, 2021 Results and Recent Developments ACRESREIT.COM 6

Third Quarter 2021 Book Value ACRESREIT.COM 7 GAAP Book Value per Share Walk

Summary of Tax Loss Carryforwards In October 2021, ACR finalized its 2020 tax return. The following table summarizes the expected tax assets and the conditions of the useful lives: ACRESREIT.COM 8 ACR plans to acquire equity investments in commercial real estate properties to utilize the capital loss carryforwards in its qualified REIT subsidiaries These investments offer the opportunity for enhanced returns that may be reinvested into the loan origination pipeline if or when realized $ in Millions

CRE Loan Activity and Portfolio

Deployment Progress ACRESREIT.COM 10 CRE Loan Production, at Par

Production, Payoff and Paydown Detail ACRESREIT.COM 11 $ in Millions $ in Millions

CRE Loan Portfolio Overview ACRESREIT.COM 12

CRE Loan Portfolio LTV26 ACRESREIT.COM 13

CRE Loan Portfolio Diversification ACRESREIT.COM 14 Top State Concentration Metrics: Texas: 18.4% Florida: 16.8% New York: 8.6% Arizona: 8.1% California: 6.8% Property Type28 Interest Rate Type28 Balance by Region27,28

CRE Loan Portfolio Risk Ratings30 ACRESREIT.COM 15 Percentage of Principal at September 30, 2021 Percentage of Principal at June 30, 2021 Number of loans: Number of loans: 90% of ACR’s loans have a risk rating of 2 or 3 that are performing in line or near underwritten expectations All but four31 of ACR’s 96 loans are current on contractual payments through September 2021 Rating 332 Rating 332

LIBOR Floor Trend ACRESREIT.COM 16 LIBOR Floor Trend by Weighted Average Floor Pool All but one of ACR’s floating-rate CRE whole loans had LIBOR floors, which provide asset yield protection to LIBOR changes

LIBOR Sensitivity Analysis Trend ACRESREIT.COM 17 The potential impact of increases to LIBOR on net interest income has compressed as the weighted average LIBOR floor has declined 54% reduction of negative volatility on net interest income assuming a 1.00% increase to LIBOR

Capitalization and Liquidity

Summary Capitalization $713.6 million of availability33 on the term warehouse and senior secured financing facilities and 12.00% Senior Unsecured Notes at September 30, 2021 ACRESREIT.COM 19 The weighted average cost of corporate debt reduced approximately 88 bps from the second quarter 2021 in connection with the net impact of the issuance of the 5.75% Senior Unsecured Notes, full redemption of the 12.00% Senior Unsecured Notes and partial repurchase of the 4.50% Convertible Senior Notes

Historical Leverage Ratios ACRESREIT.COM 20 Historical Leverage Ratio34

Liquidity at October 31, 2021 ACRESREIT.COM 21

Appendix

Consolidated Balance Sheets ACRESREIT.COM 23 (In Thousands, except share and per share data)

Consolidated Statements of Operations ACRESREIT.COM 24 (Unaudited, in thousands, except share and per share data)

Core Earnings46 ACRESREIT.COM 25 (Unaudited, In Thousands, except share and per share data) The following table provides a reconciliation from GAAP net (loss) income allocable to common shares to Core Earnings allocable to common shares, a non-GAAP measure, for the periods presented: In March 2021, the CMBS portfolio was sold for $3.0 million, representing a total realized loss of $5.2 million that was included in Core Earnings during the nine months ended September 30, 2021. Unrealized (gain) loss on core activities includes the unrealized gains and losses on the CMBS portfolio, which were excluded from Core Earnings.

Footnotes

1. "Third quarter 2021 highlights" includes activity that occurred during the fourth quarter of 2021 or balances at October 31, 2021, where specifically referenced.
2. "CRE" refers to commercial real estate. "GAAP net loss" refers to GAAP net loss allocable to common shares - diluted. The "Series D Pref. Stock" refers to the 7.875% Series D Cumulative Redeemable Preferred Stock. The "senior secured financing facility" refers to the senior secured financing facility with MassMutual with total commitments of $250.0 million. The "12.00% Senior Unsecured Notes" refer to the 12.00% senior unsecured notes due 2027 with Oaktree and MassMutual. "CLO" refers to collateralized loan obligation. "4.50% Convertible Senior Notes" refer to the 4.50% convertible senior notes due 2022.
3. "GAAP net income" refers to GAAP net income allocable to common shares – diluted. "CECL" refers to current expected credit losses, the determinant of the estimate of the CRE loan allowance. "Core Earnings" refers to Core Earnings allocable to common shares - diluted, a non-GAAP measure. "LTV" refers to loan-to-collateral value. "5.75% Senior Unsecured Notes" refer to the 5.75% senior unsecured notes due 2026.
4. During the three and nine months ended September 30, 2021.
5. Refer to page 25 for the reconciliation of Net (Loss) Income, a GAAP financial measure, to Core Earnings, a Non-GAAP financial measure.
6. GAAP book value is presented per common share, excluding unvested restricted stock and including warrants to purchase common stock. The measure refers to common stock book value, which is calculated as total stockholders' equity less preferred stock equity.
7. At September 30, 2021.
8. At October 31, 2021.
9. Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 333,329 and 339,708 shares at September 30, 2021 and June 30, 2021, respectively, and include warrants to purchase up to 466,661 shares of common stock at September 30, 2021 and June 30, 2021, see footnote 38 below. The denominators for the calculations are 9,556,940 and 9,604,004 at September 30, 2021 and June 30, 2021, respectively.
10. The per share amount is calculated with the denominator referenced in footnote 9 at September 30, 2021. Net loss per common share - diluted of $(1.03) is calculated using the weighted average diluted shares outstanding during the three months ended September 30, 2021.
11. "OCI" refers to the change in accumulated other comprehensive income (loss) attributable to terminated derivatives.
12. ACR's board of directors authorized and approved the continued use of the share repurchase program to repurchase up to $20.0 million of the then-currently outstanding common stock through June 2021 or until the $20.0 million is fully deployed. The program was completed in July 2021.
13. "QRS" refers to qualified REIT subsidiaries. "TRS" refers to taxable REIT subsidiaries. "NOL" refers to net operating loss.
14. In general, NOL carryforwards can be used to offset both ordinary taxable income and capital gains in future years.
15. Includes $39.9 million of NOL carryforwards realized prior to the effective date of the Tax Cuts and Jobs Act of 2017, some of which expire in 2044. The remaining NOL carryforwards have an unlimited useful life.
16. Net capital loss carryforwards may be carried forward up to five years to offset future capital gains.
17. LTV is based on the initial funding divided by the as-is appraised property value for new CRE loans, the average of which is weighted based on the initial CRE loan commitments of originated CRE loans.
18. "LIBOR" refers to the London Interbank Offered Rate. "1M L" refers to the one-month London Interbank Offered Rate.
19. Excludes one CRE floating-rate whole loan without a 1M LIBOR floor that was originated in April 2021 with a principal balance of $43.4 million.
20. The total weighted average 1M LIBOR floor on the floating-rate loan payoffs was 1.69%.
21. Includes one legacy CRE loan reported at its amortized cost of $11.5 million at September 30, 2021 classified as a CRE loan on the consolidated balance sheet that entered technical default in June 2020. The Company intends to hold this loan until payoff.
22. Includes one loan with an amortized cost of $20.8 million that earns a fixed rate of interest of 5.75% from June 2021 through December 2021 in connection with a modification. The loan's interest rate is excluded from the calculations of the weighted average CRE whole loan, floating rate and 1M LIBOR floor at September 30, 2021 and June 30, 2021.
23. ACR received payoffs of $6.7 million and $22.1 million on its preferred equity investments in March 2021 and April 2021, respectively.
24. The CRE fixed-rate whole loans were sold in March 2021 at par for $4.8 million.
25. Classified as other assets on the consolidated balance sheet.
26. LTV is based on the outstanding principal divided by the as-is appraised property value available as of each respective period end.

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Footnotes (Continued)

27. Regions refer to the regions identified by the National Council of Real Estate Investment Fiduciaries.

28. At September 30, 2021; percentages are calculated based on $1.8 billion carrying value.

29. Includes the loan referenced in footnote 22.

30. See page 28 for additional information.

31. Includes one loan with a $17.6 million carrying value at September 30, 2021 in which ACR received the deed-in-lieu of foreclosure on the underlying property in October 2021. The property had an as-is value equal to carrying value of the loan based on an October 2021 appraisal.

32. Includes one mezzanine loan, 0.3% of total principal, risk rated a 3 at September 30, 2021 and June 30, 2021.

33. Availability is calculated as the difference between the maximum capacity on the applicable borrowing and the principal outstanding.

34. The leverage ratio is calculated as the respective period ended borrowings over total equity.

35. Borrowings included as recourse debt are guaranteed by ACR while CRE securitizations have no recourse against the Company. Additionally, the senior secured financing facility is guaranteed by Exantas Real Estate Funding 2020-RS08 Investor, LLC and Exantas Real Estate Funding 2020-RS09 Investor, LLC.

36. The facility has an initial two-year revolving period followed by a five-year term that matures on July 31, 2027 and charges interest at 5.75%.

37. In August 2021, ACR completed the public sale of $150.0 million of 5.75% Senior Unsecured Notes, which mature on August 15, 2026. Using the proceeds from the issuance, ACR fully redeemed $50.0 million principal amount of 12.00% Senior Unsecured Notes in August. As of September 30, 2021, $75.0 million of 12.00% Senior Unsecured Notes remain available to ACR through January 31, 2022.

38. ACR issued warrants to purchase 466,661 shares of its common stock at an exercise price of $0.03 per share in connection with the issuance of the $50.0 million of 12.00% Senior Unsecured Notes to MassMutual and Oaktree, in the aggregate. The warrants remain outstanding after the August 2021 redemption of the previously issued 12.00% Senior Unsecured Notes. The issuance of the remaining $75.0 million of unsecured notes will trigger the issuance of additional warrants to purchase 699,992 common shares ratably as commitments are funded.

39. Face amount of convertible senior notes and preferred equity are $88.0 million and $235.0 million, respectively.

40. The CLO closed in May 2021 includes $21.1 million of uninvested proceeds that can be reinvested into the CLO.

41. "3M L" refers to the three-month LIBOR rate.

42. "BR" refers to benchmark rate. Effective June 2021, the third-party owned notes at Exantas Capital Corp. 2020-RSO8, Ltd. and Exantas Capital Corp. 2020-RSO9, Ltd. are benchmarked to the compounded Secured Overnight Finance Rate ("SOFR") plus a benchmark adjustment. ACRES Commercial Realty 2021-FL1 Issuer, Ltd. is benchmarked to 1M LIBOR.

43. "WACC" refers to the weighted average cost of capital. The calculation of weighted average cost of capital excludes the impact of common equity on the denominator.

44. CRE term and senior secured facilities estimated unfinanced proceeds includes the projected amount of proceeds available to the Company if the unfinanced loans were financed with the applicable facilities.

45. All prior period share amounts and per share calculations in this presentation reflect a retrospective adjustment applied in connection with the one-for-three reverse stock split.

46. See page 29 for additional information.

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Other Disclosures Commercial Real Estate Loans Risk Ratings CRE loans are collateralized by a diversified mix of real estate properties and are assessed for credit quality based on the collective evaluation of several factors, including but not limited to: collateral performance relative to underwritten plan, time since origination, current implied and/or reunderwritten loan-to-collateral value ratios, loan structure and exit plan. Depending on the loan’s performance against these various factors, loans are rated on a scale from 1 to 5, with loans rated 1 representing loans with the highest credit quality and loans rated 5 representing loans with the lowest credit quality. The factors evaluated provide general criteria to monitor credit migration in the Company’s loan portfolio; as such, a loan’s rating may improve or worsen, depending on new information received. The criteria set forth below should be used as general guidelines and, therefore, not every loan will have all of the characteristics described in each category below. ACRESREIT.COM 28

Other Disclosures (continued) Core Earnings Core Earnings is a non-GAAP financial measure that we use to evaluate our operating performance. Core Earnings exclude the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current CRE loan portfolio and other CRE-related investments and operations. Core Earnings exclude income (loss) from all non-core assets comprised of investments and securities owned by the Company at the initial measurement date of December 31, 2016 in commercial finance, middle market lending, residential mortgage lending, certain legacy CRE loans and other non-CRE assets designated as assets held for sale. Core Earnings, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets, (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items. Although pursuant to the Fourth Amended and Restated Management Agreement we calculate the Manager’s incentive compensation using Core Earnings excluding incentive fees payable to the Manager, we include incentive fees payable to the Manager in Core Earnings for reporting purposes. ACRESREIT.COM 29

Company Information ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments. Additional information is available at the Company’s website, www.acresreit.com. ACRESREIT.COM 30